                                                                  Rule 424(b)(3)
                                                      Registration No. 333-75677

                      GLOBALSTAR TELECOMMUNICATIONS LIMITED

                PROSPECTUS SUPPLEMENT NO. 4 DATED April 20, 2000
                       TO PROSPECTUS DATED APRIL 20, 1999

     The Selling Holders table on pages 31 - 33 of the Prospectus is hereby amended to update the information regarding the following entities and their respective number of shares of Preferred Stock and Common Stock:


                                            Number of Shares    Number of Shares
                                              of Preferred       of Conversion
Selling Holders                                   Stock              Shares
---------------                                   -----              ------

PGEP IV, LLC                                      1,140               2,450
AMOCO CORP. MASTER TRUST                         11,620              24,982
JEFFERIES & CO. INCE                                110                 236
PEPPERDINE UNIVERSITY POOL A#1                      690               1,483
TRACOR, INC. EMPLOYEES RETIREMENT PLAN            1,760               3,783
VIACOM PENSION PLAN MASTER TRUST                    630               1,354
HOTEL UNION AND HOTEL INDUSTRY OF HAWAII          4,140               8,900
CREDIT SUISSE FIRST BOSTON CORPORATION           25,000              53,748
KAPIOLANI HEALTH                                    610               1,311
---------------------------------------